Exhibit 10.1

WAIVER AND

AMENDMENT NUMBER TEN

TO AMENDED AND RESTATED CREDIT AGREEMENT

This WAIVER AND AMENDMENT NUMBER TEN TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 30, 2008, is entered into among DECKERS OUTDOOR CORPORATION, a Delaware corporation (“Borrower”), and COMERICA BANK (“Bank”), with reference to the following facts:

A.            Borrower and UGG Holdings, Inc., a California corporation (“UGG”), on the one hand, as co-borrowers, and Bank, on the other hand, previously entered into that certain Amended and Restated Credit Agreement, dated as of November 25, 2002, as amended from time to time (as so amended, the “Agreement”);

B.            UGG has duly merged with and into Borrower and Borrower is the surviving entity;

C.            On or about May 5, 2008 Borrower, pursuant to an Equity Purchase Agreement, purchased all of the ownership interests in Tsubo, LLC, a Delaware limited liability company (“TSUBO”) and in connection with such acquisition, Borrower, TSUBO and Bank are entering into that certain Joinder Agreement of even date herewith pursuant to which said agreement TSUBO will become a Borrower under the Agreement; and

D.            Borrower and Bank desire to amend and waive certain provisions of the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.             Defined Terms.  All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.             Waivers.

(a)           Bank hereby waives any breach of Section 7.5 (Leases) or Section 7.12 (Capital Expenditures) which has occurred prior to the date hereof.

(b)           Bank hereby waives the restriction on loans and advances to an Excluded Subsidiary contained in Section 7.8(d)(iii) in connection with Borrower’s loan’s and advances, during calendar year 2008, of up to Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) to Borrower’s joint venture in China and Bank further agrees that such loans and advances shall be excluded from the calculation for the calendar year 2008, of the amount of the annual aggregate restriction on such loans contained in Section 7.8(d)(iii).

3.             Amendment to Section 1.1.

(a)           The definition of “Foreign Exchange Sublimit” is hereby amended to read as follows:

“‘Foreign Exchange Sublimit’ means Twenty Million Dollars ($20,000,000).’

(b)           The definition of “Revolving Loans Maturity Date” is hereby amended to read as follows:

“‘Revolving Loans Maturity Date’ means June 1, 2010.”

4.             Amendment to Section 7.5.  Section 7.5 is hereby amended to read as follows:

“7.5         Leases

“Create, incur, assume or suffer to exist, or permit any Subsidiary (other than the Excluded Subsidiaries) to create, incur, assume or suffer to exist, any obligation as a lessee for the rental or hire of any real or personal property, other than (i) leases that have been or should be capitalized in accordance with GAAP, and (ii) leases (other than Capital Leases) that do not in the aggregate require payments (including taxes, insurance, maintenance, and similar expenses which any Borrower or any Subsidiary (other than the Excluded Subsidiaries) is required to pay under the terms of any lease) in excess of Fifteen Million Dollars ($15,000,000) on a consolidated basis for Borrowers and the Subsidiaries (other than the Excluded Subsidiaries) in any fiscal year of Borrowers.”

5.             Amendment of Section 7.12.  Section 7.12 is hereby amended to read as follows:

“7.12       Capital Expenditures

“Make, or permit any Subsidiary (other than the Excluded Subsidiaries) to make, any Capital Expenditures, or any commitments therefor, in excess of Twenty Eight Million Dollars ($28,000,000) in the aggregate, on a consolidated basis, in any fiscal year.”

6.             Deletion of clause (c) of Section 7.15.  Clause (c) of Section 7.15(c) is hereby deleted and replaced with the following:  “Intentionally omitted”.

7.             Representations and Warranties.  In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank that:

(a)           After giving effect to this Amendment, no Event of Default or Unmatured Event of Default is continuing;

(b)           All of the representations and warranties set forth in the Agreement and the Loan Documents are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the Closing Date); and

(c)           This Amendment has been duly executed and delivered by Borrower, and after giving effect to this Amendment, the Agreement and the Loan Documents continue to constitute the legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

8.             Conditions Precedent to Effectiveness of Amendment.  The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions:

(a)           Bank shall have received this Amendment, duly executed by Borrower and Bank;

(b)           No Event of Default, Unmatured Event of Default or Material Adverse Effect shall have occurred and be continuing; and

(c)           All of the representations and warranties set forth herein, in the Loan Documents and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the Closing Date).

9.             Counterparts; Telefacsimile Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10.           Integration.  The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

11.           Reaffirmation of the Agreement.  The Agreement as amended hereby and the other Loan Documents remain in full force and effect.

[signatures follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

DECKERS OUTDOOR CORPORATION, a Delaware corporation

By
Name:	Tom Hillebrandt
Title:	Chief Financial Officer

COMERICA BANK

By
Name:	Geoffrey Matthews
Title:	Vice President